Exhibit 10.13

Bill of Sale

(Permits)

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Village Oaks Pathology Services, P.A., a Texas professional association d/b/a Precision Pathology Services (“Seller”), pursuant to that certain Asset Purchase Agreement, dated as of September 18, 2023 (the “Purchase Agreement”), entered into by and between Seller and Precision Pathology Laboratory Services, LLC, a Texas limited liability company (“Buyer”), Seller does hereby grant, bargain, transfer, sell, assign, convey and deliver to Buyer, all of Seller’s right, title, and interest in and to the Permits, as such term is defined in the Asset Purchase Agreement, including, without limitation, each Permit listed on Schedule 4.14 of the Purchase Agreement and attached as Exhibit A hereto, to have and to hold the same unto Buyer, its successors and assigns, forever.

Nothwithstanding the transfer by operation of law of the Clinical Laboratory Improvements Amendment (CLIA) certificate to Buyer upon the sale to Buyer of all the Purchased Assets (as defined in the Purchase Agreement), for the avoidance of doubt, the Seller is expressly transferring and assigning, and does hereby transfer and assign to the maximum extent permitted by applicable law, its CLIA certificate to Buyer.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

Seller for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, Seller will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, and transferred by this Bill of Sale.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale effective as of September 18, 2023.

Village Oaks Pathology Services, P.A., a Texas professional association

By:	/s/ Roby P. Joyce, M.D.
Name:	Roby P. Joyce, M.D.
Title:	President

Exhibit A

Permits

Issuer	CAP Number	AU-ID	CLIA Number	Expiration
College of American Pathologists	7221111	1539844	45D1064267	January 12, 2024
Centers for Medicare & Medicaid Services, Clinical Laboratory Improvement Amendments	Not listed	Not listed	45D1064267	February 18, 2024
Clinical Laboratory Permit (PA Department of Health)	Not listed	Not listed	Not listed	August 15, 2024